Exhibit 5.1

DUANE MORRIS LLP

30 South 17th Street

Philadelphia, PA 19103-4196

January 15, 2026

Dogwood Therapeutics, Inc. 44 Milton Avenue Alpharetta, GA 30009

Re:	Exhibit 5.1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Dogwood Therapeutics, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof. The Registration Statement relates to the registration of 6,433,126 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), to be offered and resold from time to time by the selling stockholder named in the Registration Statement under the heading “Selling Stockholder” (the “Selling Stockholder”). You have advised us that the Shares consist of (i) 2,047,089 shares of Common Stock to be acquired upon the exercise of a warrant to purchase such shares (the “Common Stock Warrant”), and (ii) 4,386,037 shares of Common Stock to be acquired upon the exercise of a pre-funded warrant to purchase such shares (the “Pre-Funded Warrant,” and together with the Common Stock Warrant, the “Warrants”); the Warrants having been issued and sold to the Selling Stockholder on January 11, 2026 in a private placement pursuant to a Securities Purchase Agreement between the Company and the Selling Stockholder, (the “Securities Purchase Agreement”).

The Shares may be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto. This opinion letter is being rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For purposes of rendering this opinion letter, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, (ii) the Prospectus, (iii) the Securities Purchase Agreement, (iv) the Certificate of Incorporation of the Company, as amended and in effect as of the date hereof, (v) the Company’s Amended and Restated By-laws in effect as of the date hereof, (vi) the corporate action of the Company’s Board of Directors approving, among other things, the Registration Statement, (vii) the form of the Pre-Funded Warrant, (viii) the form of the Common Stock Warrant and (ix) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. We have also made such inquiries of such of the Company’s officers and representatives as we have deemed relevant and necessary for such purpose.

In such examination, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity and competency of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or other copies and the authenticity of the originals of such documents, (v) that all records and other information made available to us by the Company on which we have relied are true, accurate and complete in all material respects, (vi) that each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity, (vii) that the Registration Statement, and any amendments thereto (including, as applicable, all necessary post-effective amendments thereto), will have become effective under the Securities Act and comply with all applicable laws, (viii) that all Shares will be sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement or any amendment thereto (including post-effective amendments), the Prospectus and any applicable prospectus supplement, and that all applicable provisions of the securities laws of the various jurisdictions in which the Shares may be offered and sold will have been complied with, and (ix) that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

Duane Morris LLP
30 South 17th Street Philadelphia, PA 19103-4196	PHONE: +1 215 979 1000 Fax: +1 215 979 1020

Dogwood Therapeutics, Inc. January 15, 2026 Page 2

As to all questions of fact material to the opinion hereinafter set forth, we have relied solely upon the above-referenced certificates or comparable documents and have not performed or had performed any independent research or investigation of public records as to the facts set forth therein and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based on the foregoing, and subject to the limitations, assumptions and qualifications stated herein, we are of the opinion that the Shares when issued upon exercise of the Warrants and payment of the exercise price will be validly issued.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (the, “Applicable Laws”) No opinion is expressed as to the effect on the matters covered by this opinion letter of the laws of (i) Delaware other than the Applicable Laws or (ii) any jurisdiction other than the State of Delaware, whether in any such case applicable directly or through the Applicable Laws. We express no opinion regarding any federal or state securities laws or regulations or as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof. As used herein, the term “General Corporation Law of the State of Delaware” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

The Shares may be sold from time to time on a delayed or continuous basis, and the opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

Duane Morris LLP
901 NEW YORK AVENUE N.W., SUITE 700 EAST WASHINGTON, DC 20001-4795	Phone: +1 202 776 7800 Fax: +1 202 776 7801

Dogwood Therapeutics, Inc. January 15, 2026 Page 3

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Duane Morris LLP

Duane Morris LLP
901 NEW YORK AVENUE N.W., SUITE 700 EAST WASHINGTON, DC 20001-4795	Phone: +1 202 776 7800 Fax: +1 202 776 7801